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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)      August 9, 1996
                                                       ----------------------




                         DELMARVA POWER & LIGHT COMPANY
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               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia            I-1405               51-0084283
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(State or Other Jurisdiction      (Commission          (IRS Employer
      of Incorporation)           File Number)         Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware             19899
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      (Address of Principal Executive Offices)                (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
   --------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events
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MERGER AGREEMENT WITH ATLANTIC ENERGY, INC.

	Delmarva Power & Light Company, a Delaware and Virginia Corporation headquartered in Wilmington, Delaware ("Delmarva"), and Atlantic Energy, Inc., a New Jersey corporation headquartered in Egg Harbor Township, New Jersey ("AE"), DS, Inc., a Delaware corporation which has been newly formed to accomplish this transaction ("Newco"), and DS Sub, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of Newco ("Sub"), have entered into an Agreement and Plan of Merger, dated as of August 9, 1996 (the "Merger Agreement"), which provides for a business combination of Delmarva and AE as peer firms in a merger of equals (the "Transaction"). The outstanding stock of Newco is owned 50% by Delmarva and 50% by AE. The Transaction, which was approved unanimously by the Boards of Directors of Delmarva and AE on August 9, 1996, is expected to close shortly after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived. The regulatory approval process is expected to take approximately 12 to 18 months.

	As a result of the Transaction, Newco will become the holding company of the combined enterprise and will be registered under the Public Utility Holding Company Act of 1935, as amended. The name of Newco will be changed at a later date as agreed upon by the Boards of Directors of Delmarva and AE. Newco will be the parent company of both Delmarva and Atlantic City Electric Company ("Atlantic Electric"), which currently is AE's regulated utility subsidiary.

	The Merger Agreement and the joint press release issued in connection therewith are filed as exhibits hereto and are incorporated herein by reference. The description of the Merger Agreement set forth herein does not purport to be complete and is qualified in its entirety by the provisions of the Merger Agreement.

	Under the terms of the Merger Agreement the following will occur simultaneously: (1) Sub will be merged with and into Delmarva, and shares of Delmarva's common stock, par value $2.25 per share ("Delmarva Common Stock"), will be exchanged for shares of Newco's common stock, par value $.01 per share ("Newco Common Stock"), with Delmarva the surviving corporation in the merger (the "Delmarva Merger"); and (2) AE will be merged with and into Newco, and AE's shares of common stock, no par value ("AE Common Stock"), will be exchanged for shares of Newco Common Stock and Newco's Class A Common Stock, par value $.01 per share (the "Class A Stock"), with Newco being the surviving corporation in the merger (the "Atlantic Merger"). As a result of the foregoing mergers, Newco will be the parent of Delmarva and its subsidiaries, of Atlantic Electric and of AE's other subsidiaries.

	Delmarva stockholders will receive one share of Newco Common Stock for each share of Delmarva Common Stock they hold immediately prior to the Transaction. AE stockholders will receive .75 shares of Newco Common Stock and 0.125 shares of Class A Stock for each share of AE Common Stock they hold immediately prior to the Transaction. As of June 30, 1996, Delmarva had outstanding 60,697,635 shares of common stock and AE had outstanding

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52,702,052 shares of common stock.  Delmarva's outstanding Preferred Stock and Preferred Stock--$25 Par will be unchanged and remain outstanding after the Transaction. The Preferred Stock of Atlantic Electric also will be unchanged and remain outstanding after the Transaction.

	The Class A Stock is intended to reflect the growth prospects and regulatory environment of Atlantic Electric, AE's regulated electric utility business. When the Transaction is consummated, the shares of Class A Stock received by AE's stockholders will represent, in aggregate, a 30% interest in any earnings of Atlantic Electric (regulated electric utility business only) in excess of $40 million per year. The first $40 million of earnings of Atlantic Electric and the remaining 70% of Atlantic Electric's earnings in excess of $40 million after adding back goodwill, as well as all of Newco's earnings not attributable to Atlantic Electric's electric utility business, will be for the benefit of Newco's stockholders. See Exhibit A--Form of Certificate of Incorporation of Newco, which is attached to the Merger Agreement, for the terms, conditions and designations of the Class A Stock.

	It is anticipated that the initial annual dividend for the Newco Common Stock would be $1.54 (the same annual dividend as currently paid by both Delmarva and AE on their respective shares of common stock). The Merger Agreement provides that, subject to declaration by the Board of Directors of Newco and the obligation of such Board to react to Newco's financial condition, regulatory environment and results of operations, the annual dividend on the Class A Stock will be $3.20 ($.40 for each .125 share received in the exchange) per share per annum until the earlier of July 1, 2001, or the end of the 12th calendar quarter following the calendar quarter in which the Transaction is consummated (the "Initial Period"). Thereafter, Newco intends, subject to declaration by the Board of Directors of Newco and the obligation of such Board to react to Newco's financial condition, regulatory environment and results of operations, to pay annual dividends on the Class A Common Stock at a rate equal to 90% of earnings in excess of $40 million attributable to Atlantic Electric's regulated utility business; provided that if and to the extent the annual dividends paid on the Class A Stock during the Initial Period exceed 100% of earnings in excess of $40 million attributable to such business during such period, Newco's Board of Directors may consider this fact in determining the appropriate annual dividend rate on the Class A Stock thereafter.

	A preliminary estimate indicates that the Transaction will result in net savings in excess of $500 million in costs over a 10-year period. The allocation of net savings between the ratepayers of Newco's utility subsidiaries and the stockholders of Newco will be determined by various regulatory agencies.

	The Transaction is subject to customary closing conditions, including, without limitation: (a) the receipt of required stockholder approvals of Delmarva and AE; (b) the making of all necessary filings with, and receipt of all requisite approvals from, governmental authorities, including the approvals of the utility regulators in Delaware, New Jersey and Virginia, the approval of the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Securities and Exchange Commission, and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the expiration of the applicable waiting periods

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thereunder; and (c) the receipt of opinions of counsel to
the effect that, under the Internal Revenue Code, the Delmarva Merger, taken together with the Atlantic Merger, will be treated as a tax-free exchange and that the Atlantic Merger will be treated as a reorganization. It is expected that stockholder meetings to approve the Transaction will be held in early 1997.

	The Merger Agreement contains certain covenants restricting the conduct of Delmarva's and AE's respective businesses during the period between execution of the Merger Agreement and consummation of the Transaction. Generally, the parties: must conduct their businesses in the ordinary course consistent with past practice; may not increase dividends beyond specified levels; may not issue any capital stock beyond certain limits; may not amend their charters or bylaws in a manner adverse to the other party; may not make acquisitions, dispositions or capital expenditures nor incur debt beyond certain limits; may not discharge or satisfy liabilities nor change any material contracts except in the ordinary course of business; and may not make any changes affecting their accounting rules, the tax-free status of the Transaction or the tax-exempt status of any of their tax-exempt bonds. Additionally, the parties agreed to discuss with each other any changes in rates or charges, standards of service or accounting with respect to regulated utility operations, and agreed not to make any filings to change rates or charges if doing so would have a material adverse effect on the benefits associated with the Transaction. AE also agreed to terminate its retirement plan for nonemployee directors, and not to make any changes in its or Atlantic Electric's utility status under the Public Utility Holding Company Act of 1935, as amended.

	The Merger Agreement provides that, after consummation of the Transaction, Newco will be headquartered in Wilmington, Delaware, with significant presence in New Jersey. The Merger Agreement provides that Delmarva may nominate 10 directors to the initial post-Transaction Board of Directors of Newco, that AE may nominate 8 directors to the initial post-Transaction Board, and that all directors of Delmarva and AE serving immediately prior to consummation of the Transaction will be offered positions on the Newco Board. Mr. Howard E. Cosgrove, the current Chairman of the Board, President and Chief Executive Officer ("CEO") of Delmarva, will serve as Chairman of the Board and CEO of Newco. Mr. Jerrold L. Jacobs, the current Chairman of the Board and CEO of AE, will serve as Vice-Chairman of the Board of Newco until the second anniversary of the consummation of the Transaction. Mr. Michael J. Chesser, the current President and Chief Operating Officer ("COO") of AE, will serve as President and COO of Newco.

	The Merger Agreement may be terminated under certain circumstances, including: (1) by mutual consent of the Boards of Directors of Delmarva and AE; (2) by Delmarva or AE if the Transaction is not consummated on or before 18 months from signing of the Merger Agreement (subject to automatic extension to 30 months from signing if, on or before 18 months from signing, all of the statutory approvals have not been obtained and all other conditions to closing of the Transaction then are capable of being satisfied); (3) by Delmarva or AE if approval of the Transaction by either Delmarva or AE stockholders is not obtained; (4) by Delmarva or AE if any state or federal law, rule or regulation or court order prohibits the Transaction; (5) by Delmarva or AE on five days' prior notice if its Board of Directors determines in good faith on the basis of a written opinion of outside counsel that the acceptance of an acquisition proposal by a third party is

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necessary for such Board of Directors to act consistent with its fiduciary duties, after the other party has first been given an opportunity to negotiate and make adjustments in the terms of the Merger Agreement;
(6) by one party if there exists a material breach by the other party of any representation, warranty, covenant or agreement, which breach is not remedied within 20 days after receipt of notice by the nonbreaching party;
(7) by either party if the Board of Directors of the other party shall withdraw or adversely modify its recommendation of the Transaction, fail to reaffirm such recommendation, approve any third party acquisition proposal, or resolve to take any of the aforesaid actions; and (8) by either party if
(A) a third party acquires more than 50% of the voting power of the outstanding securities of the other party, or (B) a majority of the members of the Board of Directors of the other party as of the signing of the Merger Agreement (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of such other party was approved by a vote of a majority of the directors of such other party then still in office who are either directors as of the date of the Merger Agreement or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such other party then in office.

	The Merger Agreement provides that if it is terminated pursuant to the provisions described in clauses (5), (6), (7) or (8) of the preceding paragraph, the breaching party or the party whose board has terminated on the basis of its fiduciary duties or changed its recommendation or whose voting stock has been acquired or whose board has changed shall pay to the other party out-of-pocket expenses and fees incurred in connection with the Transaction up to $10 million ("Out-of-Pocket Expenses"); provided that in the event of a willful breach by the other party, the terminating party may in addition pursue any remedies available to it under law or equity. In addition, if the Merger Agreement is terminated pursuant to the provisions described in clause (2), (3), (5), (6) or (7) of the preceding paragraph or as a result of a breach of the requirement to seek stockholder approval and at the time of such termination a third party acquisition proposal is outstanding for Delmarva or AE (as the case may be, the "Target Party") and such third party offer is consummated or accepted by the Target party or the Target Party or any of its affiliates becomes a subsidiary of the offeror or enters into a written agreement to consummate such transaction, in any case within 2 1/2 years after the termination, the Target Party must pay the other party $30 million plus Out-of-Pocket Expenses. If the Merger Agreement is terminated pursuant to the provisions described in clause (8) of the preceding paragraph, the nonterminating party must pay the other party $30 million plus Out-of-Pocket Expenses. Notwithstanding the foregoing, the total amount of fees payable by Delmarva or AE upon termination of the Merger Agreement shall not exceed $40 million, including Out-of-Pocket Expenses.

	Delmarva recognizes that the divestiture of its existing gas operations and certain nonutility operations is a possibility under the new registered holding company structure, but Delmarva will seek approval from the SEC to maintain such businesses. If divestiture is ultimately required, the SEC historically has allowed companies sufficient time to accomplish divestitures in a manner that protects stockholder value.

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        The information set forth above includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from those set forth above are: electric load and customer growth; abnormal weather conditions, available sources and cost of fuel and generating capacity; the speed and degree to which competition enters the power generation, wholesale and retail sectors of the electric utility industry; state and federal regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structures; the ability of Newco to reduce successfully its cost structure; operating performance of the nuclear generating facilities, decommissioning costs associated with such facilities and impact on future operational and financial condition associated with the uncertain status of the Salem Nuclear Generating Station; the degree to which Newco develops non-regulated business ventures; the economic climate and growth in the service territories of Delmarva and Atlantic Electric following the Transaction; economies generated by the Transaction; inflationary trends and interest rates and other risks detailed from to time in the reports filed with the Securities and Exchange Commission by Delmarva and AE.

Item 7.	Financial Statements and Exhibits
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	(c)	Exhibits

                Exhibit No.                      Description of Exhibit
                -----------                      ----------------------

                    2 Agreement and Plan of Merger dated as of August 9, 1996, by and among Delmarva Power & Light Company, Atlantic Energy, Inc., DS, Inc. and DS Sub, Inc.

                   99 Joint press release, dated August 12, 1996, of Delmarva Power & Light Company and Atlantic Energy, Inc.


	As part of Exhibit No. 2 to this report, Delmarva is filing Exhibit A--Form of Certificate of Incorporation of Newco. Pursuant to Item 601(b)(2) of Regulation S-K, Delmarva is not filing any other attachments or schedules to the Merger Agreement as part of the Exhibit No. 2, but is providing the following list of such attachments and schedules as required by such Item:

        Exhibit B--Form of Bylaws of Newco
        Exhibit C--Form of Affiliate Agreement (regarding the obligations of affiliates pursuant to Rule 144 under the Securities Act of 1933, as amended)

	Delmarva agrees to furnish supplementally to the Commission, upon request, a copy of any omitted attachments or schedules.

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                                   SIGNATURE



	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          Delmarva Power & Light Company
                                          ------------------------------
                                                   (Registrant)



Date:   August 14, 1996                         /s/DALE G. STOODLEY
                                          ------------------------------
                                                Dale G. Stoodley
                                                Vice President and
                                                General Counsel
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